SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2021 (March 26, 2021)

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2481 Manana Drive Dallas TX 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

The information contained in Item 2.02 of this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

On March 31, 2021, Dave & Buster’s Entertainment, Inc. (the “Company”) issued a press release announcing results for the fourth quarter and the year ended January 31, 2021. A copy of this Press Release is attached hereto as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2021, Mr. Stephen M. King notified the Board that he is retiring from the Board at the end of his current term. In connection with his retirement Mr. King will step down as Chair of the Board after the Board’s scheduled meeting on April 15, 2021 and will not be stand for re-election at the 2021 Annual Shareholder Meeting. His decision is not as a result of any disagreement with the Company.

On March 29, 2021, Mr. Kevin M. Sheehan, a current, independent director, was elected Chair of the Board by the Board of Directors to succeed Mr. King, beginning April 16, 2021.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits.

99.1       Press release dated March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: March 31, 2021	By:	/s/ Robert W. Edmund
Robert W. Edmund
General Counsel, Secretary and
Senior Vice President of Human Resources

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